Exhibit 4.1.7

EXECUTION VERSION

OMNIBUS AMENDMENT TO SPECIFIED TERMS DOCUMENTS

THIS OMNIBUS AMENDMENT TO SPECIFIED TERMS DOCUMENTS, dated as of May 18, 2025 (this “Omnibus Amendment”), is entered into between: (i) Discover Card Execution Note Trust, a Delaware statutory trust, as issuer (the “Issuer”), and (ii) U.S. Bank Trust Company, National Association, a national banking association, as indenture trustee under the Indenture referred to below (in such capacity, the “Indenture Trustee”).

WHEREAS, the Indenture Trustee and the Issuer are parties to (i) the Second Amended and Restated Indenture, dated as of May 18, 2025, as supplemented by the Third Amended and Restated Indenture Supplement, dated as of May 18, 2025, each by and between the Issuer and the Indenture Trustee (collectively, the “Indenture”), and (ii) the Class A Terms Documents, Class B Terms Document, Class C Terms Document and Class D Terms Document listed on Exhibit A hereto (individually, a “Specified Terms Document” and, collectively, the “Specified Terms Documents”); and

WHEREAS, on the date hereof (the “Merger Date”), Discover Bank, a Delaware banking corporation (“Discover Bank”), merged with and into Capital One, National Association, a national banking association (“CONA”), with CONA being the surviving entity of such merger and, in connection with such merger, Discover Bank assigned all of its right, title, and interest, and delegated all of its duties, obligations, and liabilities, in, to, and under the Indenture and each Specified Terms Document to CONA pursuant to an Omnibus Securitization Agreements Assignment and Assumption Agreement, dated as of May 18, 2025 (the “Assignment and Assumption Agreement”), among the various parties thereto, including Discover Bank, CONA and the Indenture Trustee; and

WHEREAS, the parties hereto intend to amend each Specified Terms Document as set forth herein; and

WHEREAS, this Omnibus Amendment is being entered into pursuant to Section 1001(b) of the Indenture, and all conditions precedent to the execution of this Omnibus Amendment, as set forth in such Section 1001(b), have been satisfied.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. DEFINITIONS. As used herein, (a) capitalized terms which are defined in the preamble hereto shall have the meanings as so defined and (b) capitalized terms not so defined shall have the meanings set forth in the Indenture or the applicable Specified Terms Document, as applicable.

SECTION 2. AMENDMENTS TO SPECIFIED TERMS DOCUMENTS. Each party to a Specified Terms Document agrees that such Specified Terms Document shall be amended as follows:

(a) by deleting all references therein to the “Second Amended and Restated Indenture Supplement, dated as of December 22, 2015” and replacing such references with “Third Amended and Restated Indenture Supplement, dated as of May 18, 2025”;

(b) by deleting all references therein to the “Amended and Restated Indenture, dated as of December 22, 2015” and replacing such references with “Second Amended and Restated Indenture, dated as of May 18, 2025;

(c) by deleting all references therein to “U.S. Bank National Association” and replacing with “U.S. Bank Trust Company, National Association”; and

(d) by deleting Section 1.06 “Counterparts” therein in its entirety and replacing with the following:

“This Terms Document may be executed in two or more counterparts (and by different parties on separate counterparts), each of which, when executed, shall be deemed an original, but all of which together shall constitute one and the same instrument. The words “executed,” “signed,” “signature,” and words of like import in this Terms Document or in any other certificate, agreement or document related to this transaction shall include, in addition to manually executed signature pages, images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, any electronic sound, symbol, or process, attached to or logically associated with a contract or other record and executed or adopted by a person with the intent to sign the record). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.”

SECTION 3. EFFECTIVENESS. This Omnibus Amendment shall become effective as of the date first set forth above; provided that (i) each of the Indenture Trustee and the Issuer shall have executed and delivered a counterpart of this Omnibus Amendment, (ii) prior written notice of this Omnibus Amendment shall have been given to the Note Rating Agencies, and (iii) the Issuer shall have delivered an Officer’s Certificate to the effect that this Omnibus Amendment shall not adversely affect in any material respect the interests of the Holders of any Series, Class or Tranche of any Notes outstanding.

SECTION 4. WAIVER OF NOTICE. Notwithstanding anything to the contrary set forth in the Indenture or any Specified Terms Document, each of the undersigned parties hereby waives any notice or other timing requirements with respect to and gives its consent to the amendments provided for herein.

SECTION 5. BINDING EFFECT; RATIFICATION. (a) On and after the execution and delivery hereof, (i) this Omnibus Amendment shall be a part of each Specified Terms Document and (ii) each reference in any Specified Terms Document to “this Omnibus Amendment”, “hereof”, “hereunder” or words of like import, and each reference in any other Related Document to any Specified Terms Document, shall mean and be a reference to the applicable Specified Terms Document as amended hereby.

(b) Except as expressly amended hereby, each Specified Terms Document shall remain in full force and effect and is hereby ratified and confirmed by the parties hereto.

SECTION 6. NO RECOURSE. It is expressly understood and agreed by the parties hereto that (a) this Omnibus Amendment is executed and delivered by Wilmington Trust Company, not individually or personally but solely as trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Omnibus Amendment or any other related documents.

SECTION 7. NO PETITION. The Indenture Trustee covenants that it will not directly or indirectly institute or cause to be instituted against the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceeding under any Federal or state bankruptcy law and it will not directly or indirectly institute or cause to be instituted against the Transferor any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceeding under any Federal or state bankruptcy law in any instance; provided, that the foregoing shall not in any way limit the Noteholders’ rights to pursue any other creditor rights or remedies that the Noteholders may have for claims against the Issuer.

SECTION 8. MISCELLANEOUS. (a) THIS OMNIBUS AMENDMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY, AND PERFORMANCE, BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT WITHOUT REGARD TO ANY OTHER CONFLICT OF LAWS PROVISIONS THEREOF) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

(b) Headings used herein are for convenience of reference only and shall not affect the meaning of this Omnibus Amendment.

(c) This Omnibus Amendment may be executed in two or more counterparts (and by different parties on separate counterparts), each of which, when executed, shall be deemed an original, but all of which together shall constitute one and the same instrument. The words “executed,” “signed,” “signature,” and words of like import in this Omnibus Amendment or in any other certificate, agreement or document related to this transaction shall include, in addition to manually executed signature pages, images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, any electronic sound, symbol, or process, attached to or logically associated with a contract or other record and executed or adopted by a person with the intent to sign the record). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

(d) The Indenture Trustee is not responsible for the validity or sufficiency of this Omnibus Amendment or the recitals contained herein.

SECTION 9. LIMITATION OF LIABILITY. It is expressly understood and agreed by the parties that (a) this document is executed and delivered by Wilmington Trust Company, not individually or personally, but solely as Trustee, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Trustee and the Trust is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose for binding only the Trust, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein of the Trustee or the Trust, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto, (d) Wilmington Trust Company has made no investigation as to the accuracy or completeness of any representations or warranties made by the Trustee or the Trust in this Omnibus Amendment and (e) under no circumstances shall Wilmington Trust Company, be personally liable for the payment of any indebtedness or expenses of the Trustee or the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trustee or the Trust under this Omnibus Amendment or any other related documents.

* * * * * *

IN WITNESS WHEREOF, the parties hereto have caused this Omnibus Amendment to be duly executed as of the date first above written.

DISCOVER CARD EXECUTION NOTE TRUST, as Issuer

By: WILMINGTON TRUST COMPANY, not in its individual capacity, but solely as Trustee on behalf of the Issuer

By:	/s/ Drew Davis

Name:	Drew Davis

Title:	Vice President

Omnibus Amendment to Specified Terms Documents

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U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, not in its individual capacity, but solely as the Indenture Trustee

By:	/s/ Christopher J. Nuxoll

Name:	Christopher J. Nuxoll

Title:	Vice President

Omnibus Amendment to Specified Terms Documents

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EXHIBIT A

1.	The Class A(2021-2) Terms Document, dated as of September 27, 2021 (the “Class A(2021-2) Terms Document”), between the Indenture Trustee and the Issuer.

2.	The Class A(2022-3) Terms Document, dated as of August 9, 2022 (the “Class A(2022-3) Terms Document”), between the Indenture Trustee and the Issuer.

3.	The Class A(2022-4) Terms Document, dated as of November 28, 2022 (the “Class A(2022-4) Terms Document”), between the Indenture Trustee and the Issuer.

4.	The Class A(2023-1) Terms Document, dated as of April 11, 2023 (the “Class A(2023-1) Terms Document”), between the Indenture Trustee and the Issuer.

5.	The Class A(2023-2) Terms Document, dated as of June 28, 2023 (the “Class A(2023-2) Terms Document”), between the Indenture Trustee and the Issuer.

6.	The Class B(2023-1) Terms Document, dated as of January 31, 2023 (the “Class B(2023-1) Terms Document”), between the Indenture Trustee and the Issuer.

7.	The Class C(2023-1) Terms Document, dated as of January 31, 2023 (the “Class C(2023-1) Terms Document”), between the Indenture Trustee and the Issuer.

8.	The Class D(2009-1) Terms Document, dated as of July 2, 2009 (the “Class D(2009-1) Terms Document”), between the Indenture Trustee and the Issuer.

Omnibus Amendment to Specified Terms Documents